Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement No. 333-209962 on Form S-4 of our report dated February 13, 2015, relating to the consolidated financial statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Columbus, Ohio

August 16, 2016